
PEDIATRIC CENTER





2Q15 | Supplemental Information

HEALTHCARE REIT

Table of Contents

Overview | 1

Investment | 2

Portfolio | 6

Financial | 15

Glossary | 19

Supplemental Reporting Measures | 20

Forward Looking Statements and Risk Factors | 25

(dollars in thousands, at HCN pro rata ownership)

Portfolio Composition

	Average Age	Properties	Total	IL	AL	MC	LTPAC	HOS
			Beds/Unit Mix					
Seniors housing triple-net	13	451	41,715	11,248	22,547	7,014	906	-
Long-term/post-acute care	22	289	34,661	-	1,145	170	33,346	-
Hospital	3	5	288	-	-	-	-	288
Seniors housing operating	13	402	44,667	19,590	16,741	8,071	265	-

	Average Age	Properties	Square Feet
Outpatient medical	11	252	16,590,858
Land parcels		12	
Total	**15**	**1,411**	

NOI Performance

	Same Store[1]				Core Portfolio[2]		
	Properties	2Q14 Cash NOI	2Q15 Cash NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors housing triple-net[3]	338	$ 112,031	115,873	3.4%	420	$ 551,220	27.2%
Long-term/post-acute care[3]	237	88,516	91,285	3.1%	285	426,228	21.1%
Hospital	-	-	-	-	4	22,000	1.1%
Seniors housing operating	333	155,829	160,968	3.3%	394	717,100	35.4%
Outpatient medical	186	61,445	63,017	2.6%	232	307,688	15.2%
Total	**1,094**	**$ 417,821**	**$ 431,143**	**3.2%**	**1,335**	**$ 2,024,236**	**100.0%**

Portfolio Performance

				Facility Revenue Mix			
Stable Portfolio[4]	Occupancy	EBITDAR Coverage[5]	EBITDARM Coverage[5]	Private Pay	Medicaid	Medicare	Other Government[6]
Seniors housing triple-net	89.0%	1.12x	1.29x	92.4%	3.1%	2.6%	1.9%
Long-term/post-acute care	87.2%	1.40x	1.75x	24.6%	40.9%	34.5%	0.0%
Seniors housing operating	90.0%	n/a	n/a	98.2%	0.2%	0.3%	1.3%
Outpatient medical	95.1%	n/a	n/a	100.0%	0.0%	0.0%	0.0%
Total		**1.25x**	**1.51x**	**87.1%**	**6.4%**	**5.4%**	**1.1%**

Notes:
(1) See page 23 for reconciliation.
(2) Excludes land parcels, loans, developments and investments held for sale. See page 21 for reconciliation.
(3) Same store cash NOI for these property types represents rent/interest cash receipts excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).
(4) Data as of June 30, 2015 for seniors housing operating and outpatient medical and March 31, 2015 for remaining asset types.
(5) Represents trailing twelve month coverage metrics.
(6) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

(dollars at HCN pro rata ownership)

Relationship Investment History (millions)


$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
2010
2011
2012
2013
2014
1Q15
2Q15
Existing relationships
New relationships

	Gross Investments (millions)														
		2010		2011		2012		2013		2014		1Q15		2Q15	Quarterly Average
Existing	$	1,414	$	1,775	$	3,580	$	4,128	$	2,018	$	1,797	$	484	691
New		1,595		4,038		1,184		1,226		1,561		433		143	463
Total	$	3,009	$	5,813	$	4,764	$	5,354	$	3,579	$	2,230	$	627	1,154
% Existing		47%		31%		75%		77%		56%		81%		77%	60%

Investment Timing (thousands)

		Acquisitions/ Joint Ventures	Yield		Loan Advances[1]	Yield		Construction Conversions	Yield		Dispositions	Yield
April	$	38,384	7.2%	$	4,602	8.4%	$	48,196	8.1%	$	5,000	10.6%
May		257,567	6.5%		4,794	8.1%		65,244	7.7%		4,557	12.2%
June		231,125	6.2%		14,123	7.7%		19,168	8.1%		586,698	5.2%
Total	**$**	**527,076**	**6.4%**	**$**	**23,519**	**7.9%**	**$**	**132,608**	**7.9%**	**$**	**596,255**	**5.3%**

Notes:

(1) Includes advances for non-real estate loans and excludes advances for development loans.

(dollars in thousands, except per bed / unit / square foot, at HCN pro rata ownership)

Gross Investment Activity

	Second Quarter 2015					
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint ventures[1]						
Seniors housing triple-net	12	763	units	$ 133,998	$ 175,620	6.7%
Long-term/post-acute care	5	468	beds	101,479	216,835	7.6%
Seniors housing operating	4	297	units	166,900	587,205	5.9%
Outpatient medical	8	437,895	sf	124,699	1,025	5.8%
Total acquisitions	**29**			**$ 527,076**		**6.4%**
Development[2]						
Development projects:						
Seniors housing triple-net	15	1,501	units	28,483		
Long-term/post-acute care	2	254	beds	3,806		
Seniors housing operating	11	819	units	29,152		
Outpatient medical	4	368,959	sf	9,604		
Total development projects	**32**			**$ 71,045**		
Expansion projects:						
Seniors housing triple-net	2	65	units	4,251		
Seniors housing operating	1	34	units	1,154		
Total expansion projects	**3**			**$ 5,405**		
Total development	**35**			**$ 76,450**		**8.2%**
Loan advances[3]				**23,519**		**7.9%**
Gross investments				**$ 627,045**		**6.7%**
Dispositions[4]						
Life science equity investment	7	1,188,346	sf	573,500	985	5.0%
Loans receivable				22,755		11.0%
Total dispositions	**7**			**$ 596,255**		**5.3%**
Net investments				**$ 30,790**		

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion divided by commitment amount for SHNNN and LTPAC and annualized cash NOI to be generated upon stabilization divided by commitment amount for SHO and OM.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

(dollars in thousands, except per bed / unit / square foot, at HCN pro rata ownership)

Gross Investment Activity

	Year-To-Date 2015					
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint ventures[1]						
Seniors housing triple-net	24	1,925	units	$ 382,395	$ 198,647	7.1%
Long-term/post-acute care	6	568	beds	118,982	209,475	7.6%
Seniors housing operating	42	4,452	units	1,188,904	303,781	6.1%
Hospital	4	197	beds	346,604	1,759,411	6.3%
Outpatient medical	9	462,798	sf	134,999	992	5.9%
Total acquisitions	**85**			**$ 2,171,884**		**6.4%**
Development[2]						
Development projects:						
Seniors housing triple-net	15	1,501	units	67,589		
Long-term/post-acute care	2	254	beds	7,121		
Seniors housing operating	10	819	units	60,452		
Outpatient medical	4	420,016	sf	26,024		
Total development projects	**31**			**$ 161,187**		
Expansion projects:						
Seniors housing triple-net	5	164	units	14,387		
Seniors housing operating	1	34	units	1,694		
Total expansion projects	**6**			**$ 16,081**		
Total development	**37**			**$ 177,268**		
Loan advances[3]				507,467		8.4%
Gross investments				**$ 2,856,619**		
Dispositions[4]						
Long-term/post-acute care	11	1,326	beds	165,095	124,507	8.4%
Outpatient medical	1	56,742	sf	10,549	186	7.3%
Real property dispositions	**12**			**$ 175,644**		**8.3%**
Life science equity investment	7	1,188,346	sf	573,500	985	5.0%
Loans receivable				34,735		10.3%
Total dispositions	**19**			**$ 783,879**		**6.0%**
Net investments				**$ 2,072,740**		

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion divided by commitment amount for SHNNN and LTPAC and annualized cash NOI to be generated upon stabilization divided by commitment amount for SHO and OM.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

Property Acquisitions/Joint Ventures Detail

Operator	Units	Location				MSA
Seniors Housing Triple-Net						
Avery	80	100 Grove Lane	Leeds	Yorkshire and the Humber	UK	Leeds
Cascade	122	1801 NE Lotus Drive	Bend	Oregon	US	
Cascade	40	664 SE Jefferson	Dallas	Oregon	US	
Cascade	40	4550 West Amazon Drive	Eugene	Oregon	US	
Cascade	72	3121 NE Cumulus Avenue	McMinnville	Oregon	US	Portland
Cascade	40	5770 SE Kellogg Creek Drive	Milwaukie	Oregon	US	Portland
Cascade	86	2290 Inland Drive	North Bend	Oregon	US	
Cascade	40	1901 NW Hughwood Drive	Roseburg	Oregon	US	
Cascade	51	770 Harlow Road	Springfield	Oregon	US	
Cascade	44	3988 12th Street SE	Salem	Oregon	US	
Legend	74	4545 Merlot Drive	Grapevine	Texas	US	Dallas
Legend	74	720 E Ralph Hall Parkway	Rockwall	Texas	US	Dallas
Subtotal	**763**					
Long-Term/Post-Acute Care						
Genesis	92	329 Exempla Circle	Lafayette	Colorado	US	Denver
Genesis	90	1350 East Lookout Drive	Richardson	Texas	US	Dallas
Symphony	92	1555 South Main Street	Crown Point	Indiana	US	Chicago
Trilogy	92	12315 Pennsylvania Street	Carmel	Indiana	US	Indianapolis
Trilogy	102	395 8th Avenue	Terre Haute	Indiana	US	
Subtotal	**468**					
Seniors Housing Operating						
EPOCH	48	1 Sgt. William B Terry Drive	Hingham	Massachussetts	US	Boston
EPOCH	134	23 & 27 Washington Street	Wellesley	Massachusetts	US	Boston
EPOCH	48	108 Littleton Road	Westford	Massachusetts	US	Boston
Senior Star	67	6460 North Cosby Avenue	Kansas City	Missouri	US	Kansas City
Subtotal	**297**					

Outpatient Medical

Health System	Square Feet	Location				MSA
Physician Groups/Surgery Centers	48,161	9675 Brighton Way	Beverly Hills	California	US	Los Angeles
Physician Groups/Surgery Centers	40,339	416 North Bedford	Beverly Hills	California	US	Los Angeles
Physician Groups/Surgery Centers	62,303	435 North Bedford	Beverly Hills	California	US	Los Angeles
Physician Groups/Surgery Centers	76,273	436 North Bedford	Beverly Hills	California	US	Los Angeles
Prospect Medical	19,131	14591 Newport Ave	Tustin	California	US	Los Angeles
Prospect Medical	54,671	14642 Newport Ave	Tustin	California	US	Los Angeles
Sutter Health	80,595	4150 Regents Park Row	La Jolla	California	US	San Diego
Sutter Health	56,422	4120 & 4130 La Jolla Village Drive	La Jolla	California	US	San Diego
Subtotal	**437,895**					

(dollars in thousands at HCN pro rata ownership)

In-Place NOI Diversification[1]

By Partner:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Hospital	Seniors Housing Operating	Outpatient Medical	Total	% of Total
Sunrise Senior Living	140	$ -	$ -	$ -	$ 73,755	$ -	$ 73,755	14.6%
Genesis Healthcare	178	1,550	67,823	-	-	-	69,373	13.7%
Brookdale Senior Living	146	33,229	-	-	4,886	-	38,115	7.5%
Benchmark Senior Living	47	-	-	-	23,932	-	23,932	4.7%
Revera	71	-	-	-	21,631	-	21,631	4.3%
Brandywine Senior Living	27	16,465	-	-	-	-	16,465	3.3%
Belmont Village	21	-	-	-	15,647	-	15,647	3.1%
Senior Lifestyle	30	13,492	-	-	-	-	13,492	2.7%
Avery Healthcare	40	11,889	-	-	-	-	11,889	2.3%
Vibra	18	-	8,420	-	-	-	8,420	1.7%
Remaining	617	61,180	30,314	5,500	39,424	76,922	213,340	42.1%
Total	**1,335**	**$ 137,805**	**$ 106,557**	**$ 5,500**	**$ 179,275**	**$ 76,922**	**$ 506,059**	**100.0%**

By Country:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Hospital	Seniors Housing Operating	Outpatient Medical	Total	% of Total
United States	1,118	$ 121,621	$ 104,877	$ -	$ 125,661	$ 76,922	$ 429,081	84.8%
United Kingdom	88	13,528	-	5,500	23,415	-	42,443	8.4%
Canada	129	2,656	1,680	-	30,199	-	34,535	6.8%
Total	**1,335**	**$ 137,805**	**$ 106,557**	**$ 5,500**	**$ 179,275**	**$ 76,922**	**$ 506,059**	**100.0%**

By MSA:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Hospital	Seniors Housing Operating	Outpatient Medical	Total	% of Total
New York	58	$ 15,580	$ 5,811	$ -	11,820	$ 1,152	$ 34,363	6.8%
Philadelphia	53	7,556	14,529	-	1,793	4,971	28,849	5.7%
Los Angeles	54	841	-	-	16,571	7,332	24,744	4.9%
Greater London	36	3,612	-	5,500	15,338	-	24,450	4.8%
Boston	42	420	4,600	-	13,441	250	18,711	3.7%
Dallas	46	5,705	869	-	3,432	6,923	16,929	3.3%
Chicago	29	5,421	720	-	6,276	837	13,254	2.6%
Seattle	25	5,742	-	-	3,439	2,873	12,054	2.4%
Washington DC	22	1,501	4,638	-	4,924	-	11,063	2.2%
Houston	22	604	370	-	1,888	5,571	8,433	1.7%
San Diego	12	-	641	-	7,215	236	8,092	1.6%
Atlanta	22	2,115	-	-	2,465	3,431	8,011	1.6%
Toronto	24	-	-	-	7,932	-	7,932	1.6%
Indianapolis	17	3,128	2,241	-	-	1,976	7,345	1.5%
Miami	28	2,601	465	-	-	3,749	6,815	1.3%
Milwaukee	15	1,742	1,053	-	-	3,675	6,470	1.3%
San Francisco	9	2,946	-	-	2,499	-	5,445	1.1%
Kansas City	14	1,480	-	-	2,362	1,544	5,386	1.1%
Providence	10	-	3,162	-	2,202	-	5,364	1.1%
Minneapolis	14	746	-	-	1,654	2,836	5,236	1.0%
Remaining	783	76,065	67,458	-	74,024	29,566	247,113	48.8%
Total	**1,335**	**$ 137,805**	**$ 106,557**	**$ 5,500**	**$ 179,275**	**$ 76,922**	**$ 506,059**	**100.0%**

Notes:

(1) See page 21.

Top Ten Operating Partner Descriptions

Sunrise Senior Living, located in McLean, VA, is a privately held company that operates over 300 premium private pay seniors housing communities with over 27,000 units in the United States, Canada, and the United Kingdom. The portfolio is concentrated in infill locations in major metro markets. As of 6/30/2015, the HCN portfolio consisted of 148 private pay seniors housing facilities in three countries.

Genesis Healthcare (NYSE:GEN), located in Kennett Square, PA, is a publicly traded company that is the nation's largest skilled nursing care provider with more than 500 skilled nursing centers and assisted living residences in 34 states nationwide. Genesis also provides rehabilitation therapy to over 1,800 healthcare providers in 47 states and the District of Columbia. As of 6/30/2015, the HCN portfolio consisted of 12 seniors housing properties and 170 long-term/post-acute care properties in 16 states.

Brookdale Senior Living (NYSE:BKD), located in Brentwood, TN, is a publicly traded company that provides independent living, assisted living, memory care, and rehab services. The company operates 1,150 seniors housing facilities located in 47 states and has the ability to serve over 111,000 residents. As of 6/30/2015, the HCN portfolio consisted of 146 seniors housing facilities in 29 states.

Benchmark Senior Living, located in Wellesley, MA, is a privately held company that operates 51 premium private pay seniors housing facilities with approximately 4,000 residents with a concentration in New England. As of 6/30/2015, the HCN portfolio consisted of 50 private pay seniors housing facilities in six states.

Revera, headquartered in Mississauga, Ontario, is owned by Canada's Public Sector Pension Investment Board and is the second largest seniors housing operator in Canada. The company operates over 175 seniors housing and long-term care facilities in Canada and the United States. As of 6/30/2015, the HCN portfolio consisted of 71 private pay seniors housing facilities located across five Canadian Provinces.

Brandywine Senior Living, located in Mount Laurel, NJ, is a privately held company that operates 28 premium private pay seniors housing facilities with over 2,500 units in five states with a concentration in infill markets in the Mid-Atlantic. As of 6/30/2015, the HCN portfolio consisted of 28 private pay seniors housing facilities in five states.

Belmont Village, located in Houston, TX, is a privately held company that operates 24 premium private pay seniors housing facilities in 7 states. The portfolio is concentrated in infill locations in major metro markets. As of 6/30/2015, the HCN portfolio consisted of 21 private pay seniors housing facilities in six states.

Senior Lifestyle, located in Chicago, IL is a privately held company that operates premium private pay communities across the full spectrum of independent living, assisted living, rehabilitation, skilled nursing, memory care and continuing care in metro markets across the United States. The company operates 167 facilities in 27 states. As of 6/30/2015, the HCN portfolio consisted of 40 private pay seniors housing facilities in ten states.

Avery, located in Northampton, U.K., is a privately held company that develops and operates high quality private pay oriented seniors housing facilities across England. As of 6/30/2015, the HCN portfolio consisted of 49 private pay seniors housing facilities in nine counties in England.

Vibra, headquartered in Mechanicsburg, PA, is a privately held company that operates 36 long-term acute care hospitals and inpatient rehab facilities located in 18 states with over 1,600 beds. As of 6/30/2015, the HCN portfolio consisted of 18 post-acute care facilities in 14 states.

Portfolio Performance - Triple-Net Payment Coverage Stratification

	EBITDARM Coverage[1]					EBITDAR Coverage[1]				
% of total HCN NOI[2]	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.5%		0.5%	6	1	1.0%		1.0%	8	2
0.85x-0.95x					-	0.3%	0.1%	0.4%	11	2
0.95x-1.05x	0.5%		0.5%	11	1	5.9%	0.6%	6.5%	12	6
1.05x-1.15x	3.3%		3.3%	12	3	5.0%	0.5%	5.4%	11	5
1.15x-1.25x	3.1%	0.1%	3.1%	12	4	4.6%	0.1%	4.7%	13	8
1.25x-1.35x	6.9%		6.9%	12	6		14.6%	14.6%	17	1
>1.35x	5.8%	19.2%	25.0%	14	22	3.2%	3.4%	6.7%	9	13
Total	20.1%	19.3%	39.4%	13	37	20.1%	19.3%	39.4%	13	37

Master Leases with EBITDAR Coverage < 0.95x

Investment Type	EBITDARM Coverage	EBITDAR Coverage	% of Total NOI[2]	Current on Rent[3]	Subordinated Management Fees	Guaranty	Letter of Credit / Security Deposit	Targeted Disposition
Seniors housing triple-net	0.71x	0.49x	0.5%	X	X	X		
Seniors housing triple-net	0.96x	0.82x	0.5%	X	X	X	X	
Long-term/post-acute care	1.20x	0.87x	0.1%	X	X	X		
Seniors housing triple-net	1.14x	0.94x	0.3%	X	X	X	X	

Long-Term/Post-Acute Care NOI by Quality Mix

Quality Mix[4]	Properties	NOI (thousands)[2]	% of NOI
0-10%	-	$ -	0.0%
10-20%	3	1,157	0.9%
20-30%	20	10,015	7.5%
30-40%	39	15,686	11.8%
40-50%	57	21,137	15.9%
50-60%	48	22,422	16.8%
60-70%	36	14,084	10.6%
70-80%	22	9,131	6.9%
80-90%	12	4,037	3.0%
90-100%	37	18,912	14.2%
Other[5]	16	16,620	12.5%
Total	290	$ 133,202	100.0%

Genesis Performance Summary[6]

Occupancy	89.7%
Quality mix[4]	50.3%
Facility-level EBITDARM Coverage	1.59
Facility-level EBITDAR Coverage	1.27
Corporate Fixed Charge Coverage[7]	1.26

Notes:

(1) Represents trailing twelve month coverage metrics as of March 31, 2015 for stable portfolio only. Excludes any properties acquired during the time period. Agreements included represent 74% of total seniors housing triple-net, long-term/post-acute care and hospital NOI. Agreements with mixed units use the predominant type based on investment balance, and agreements with cross-default protection are represented as one agreement, including agreements that will be added to a master lease upon third party debt repayment.

(2) See page 15 for NOI reconciliation.

(3) Rent is current if < 90 days outstanding as of June 30, 2015.

(4) Represents the quality mix for the quarter ending March 31, 2015. Quality mix represents non-Medicaid revenues as a percentage of total revenues.

(5) Represents interest income and NOI generated by properties (a) that were held for sale, transitioned less than 12 months prior to current quarter end, or disposed of during the current quarter, or (b) that did not provide financial statements for the quarter ending March 31, 2015.

(6) Data as of March 31, 2015. Occupancy, quality mix and facility-level payment coverage exclude four HCN-developed properties that are in lease-up. EBITDAR/EBITDARM and coverage metrics are based on the trailing twelve months. Facility-level payment coverage is based on cash rent in the denominator. Corporate-level fixed charge coverage is based on cash rent and cash interest in the denominator.

(7) All properties are leased under a single master lease that matures in 2032. The master lease is fully guaranteed by the Genesis parent company. Fixed charge coverage is based on the pro forma trailing twelve months combined results of Genesis and Skilled Healthcare Group, before synergies.

(dollars and pounds sterling in thousands, except per bed/unit, at HCN pro rata ownership)

Quality Indicators

Long-Term/Post-Acute Care		US Portfolio[1]		Industry Benchmarks[2]
Building age		22		37
Occupancy		87.0%		85.8%
Quality mix		59.0%		39.0%
EBITDARM coverage		1.75		DNA
EBITDARM per bed	$	19,673		DNA
EBITDARM margin		20.0%		12.9%

Seniors Housing Operating		US Portfolio		Industry Benchmarks[6]
Building age[3]		12		20
Housing value[3]	$	459,553	$	191,227
Household income[3]	$	77,750	$	53,706
REVPOR (monthly)[4]	$	6,729	$	4,264
SS REVPOR growth (average)[3]		4.0%		2.3%
SSCNOI per unit (annual)[5]	$	22,586	$	13,023
SSCNOI growth (average)[3]		5.6%		-2.5%

		UK Portfolio		Industry Benchmarks[8]
Building age[7]		9		22
Building units[7]		80		38
Housing value[7]	£	371,304	£	228,280
REVPOR (monthly)[4]	£	5,969	£	2,868
SS REVPOR growth (average)[7]		3.0%		2.1%
SSCNOI per unit (annual)[5]	£	26,299	£	6,387
SSCNOI growth (average)[7]		4.0%		DNA

Notes:
(1) HCN data as of March 31, 2015 for long-term/post-acute care. All metrics except age are based on HCN's stable portfolio. EBITDARM coverage and EBITDARM per bed figures represent trailing twelve months results.
(2) Average age per 2Q15 NIC MAP for Majority NC Properties in the top 99 MSAs; occupancy per AHCA March 2015 Trends in Nursing Facility Statistics; quality mix per MedPAC March 2015 Report to Congress; EBITDARM margin per NIC Investment Guide/Valuation & Information Group. DNA = data not available.
(3) Building age, housing value and household income are NOI-weighted as of June 30, 2015. Housing value and household income are based on 3-mile radius median data. Growth figures represent average performance of HCN's same store portfolio over the past four quarters. See pages 22 and 23 for reconciliations.
(4) REVPOR is based on total 2Q15 results. See page 22 for reconciliation.
(5) Represents the annual NOI per unit available based on trailing twelve months for those properties in the portfolio for 15 months preceding the end of the portfolio performance period. NOI per unit for UK portfolio in GBP calculated by taking NOI per unit in USD divided by a standardized GBP/USD rate of 1.5439. See page 23 for a reconciliation.
(6) Average age, REVPOR and REVPOR growth per 2Q15 NIC MAP for Majority AL Properties in the top 99 MSA's; housing value and household income are the US median per Nielsen 2015; NOI per unit and NOI growth per The State of Seniors Housing 2014 and represents 2012-2013 results.
(7) Building age, building units and housing value are as of June 30, 2015. Building age and housing value are NOI-weighted. Housing value is based on 3-mile radius average data. Growth figures represent the average performance of HCN's same store portfolio over the past four quarters. See pages 23 and 24 for reconciliations.
(8) Building age and building units per LaingBuisson, Care of Older People 26th Edition; housing value represents UK average per CACI 2014; REVPOR, REVPOR growth and NOI per unit per Knight Frank 2014 Care Homes Trading Performance Review and assumes a 5% management fee.

(dollars in thousands at HCN pro rata ownership)

Seniors Housing Operating

Total Performance	2Q14	3Q14	4Q14	1Q15	2Q15
Properties	335	345	352	396	402
Beds/Units	38,172	38,849	39,605	44,221	44,667
Total occupancy	89.4%	90.7%	91.0%	90.1%	89.2%
Total revenues	$ 477,573	$ 492,285	$ 499,003	$ 505,323	$ 543,942
Operating expenses	$ 315,092	$ 325,093	$ 332,397	$ 344,070	$ 362,032
NOI	$ 162,481	$ 167,192	$ 166,606	$ 161,253	$ 181,910
NOI margin	34.0%	34.0%	33.4%	31.9%	33.4%
Total cap-ex/TI/LC	$ 12,141	$ 12,096	$ 10,626	$ 6,908	$ 11,379

Same Store Performance[1]	2Q14	3Q14	4Q14	1Q15	2Q15
Properties	333	333	333	333	333
Occupancy	89.8%	90.9%	91.3%	90.4%	89.9%
Cash revenues	$ 462,977	$ 472,249	$ 475,493	$ 472,115	$ 476,693
Compensation	181,952	183,599	185,838	187,665	187,332
Utilities	15,687	17,138	16,796	19,376	16,002
Food	16,873	17,546	17,477	16,759	17,007
Repairs and maintenance	10,860	11,820	14,560	11,535	11,478
Property taxes	13,570	12,856	11,581	13,227	12,812
All other	68,207	69,050	72,273	71,101	71,094
Cash operating expenses	307,148	312,008	317,784	319,663	315,724
Cash NOI	$ 155,829	$ 160,241	$ 157,709	$ 152,452	$ 160,968
Year over year growth rate					3.3%
TTM capex percentage of NOI					6.4%

Secured Debt	Amount	Blended Interest Rate	Weighted Average Maturity (years)
Consolidated principal balance (pro rata)	$ 1,586,165	4.4%	4.6
Unconsolidated principal balance (pro rata)	$ 495,987	3.7%	8.0

Partner Diversification (ranked by NOI)	Properties	Beds / Units	HCN Ownership %
Sunrise Senior Living	148	11,629	99.6%
Benchmark Senior Living	47	4,047	95.0%
Revera	71	7,989	75.0%
Belmont Village	21	2,963	95.0%
Chartwell Retirement Residences	41	7,948	54.5%
Silverado Senior Living	21	1,848	95.2%
Senior Resource Group	12	2,486	47.5%
Merrill Gardens	11	1,454	80.0%
Brookdale Senior Living	13	1,786	80.0%
Senior Star Living	11	2,049	90.0%
Oakmont Senior Living	2	145	100.0%
EPOCH Senior Living	3	230	95.0%
Signature Senior Lifestyle	1	93	100.0%
Total	402	44,667	

Notes:
(1) Represents those properties in the portfolio for 15 months preceding the end of the portfolio performance period. All dollars are reported at HCN's current ownership percentage. Results of Canadian properties translated at a USD/CAD rate of 1.2506 and UK properties at a GBP/USD rate of 1.5439.

(dollars in thousands at HCN pro rata ownership)

Outpatient Medical

Total Performance[1]	2Q14	3Q14	4Q14	1Q15	2Q15
Properties	206	221	227	230	239
Square feet	14,198,237	14,810,171	15,285,217	15,487,549	16,018,079
Occupancy[2]	94.8%	94.3%	94.5%	94.9%	95.1%
Total revenues	$ 95,325	$ 99,327	$ 105,643	$ 110,075	$ 111,716
Operating expenses	$ 30,913	$ 32,239	$ 33,305	$ 35,359	$ 35,165
NOI	$ 64,412	$ 67,088	$ 72,338	$ 74,716	$ 76,551
NOI margin	67.6%	67.5%	68.5%	67.9%	68.5%
Total cap-ex/TI/LC[2]	$ 2,826	$ 5,454	$ 5,041	$ 3,780	$ 4,983
Revenues per square foot[2]	$ 29.07	$ 29.01	$ 29.26	$ 30.14	$ 30.12
NOI per square foot[2]	$ 19.61	$ 19.56	$ 19.98	$ 20.35	$ 20.52

Same Store Performance[2, 3]	2Q14	3Q14	4Q14	1Q15	2Q15
Properties	186	186	186	186	186
Occupancy	94.8%	94.6%	94.7%	94.7%	94.8%
Cash revenues	$ 90,395	$ 90,374	$ 90,253	$ 91,287	$ 91,532
Cash operating expenses	$ 28,950	$ 29,170	$ 28,388	$ 28,765	$ 28,515
Cash NOI	$ 61,445	$ 61,204	$ 61,865	$ 62,522	$ 63,017
Year-over-year growth rate					2.6%
TTM capex percentage of NOI					7.6%

Secured Debt	Amount	Blended Interest Rate	Weighted Average Maturity (years)
Consolidated principal balance	$ 584,404	5.2%	2.9
Unconsolidated principal balance	$ 17,245	6.2%	4.4

Portfolio Diversification by Tenant[2, 4]	Rental Income	% of Total
Aurora Health Care	$ 25,267	7.6%
Kelsey-Seybold	19,531	5.9%
Virtua	15,633	4.7%
Texas Health Resources	10,987	3.3%
Northside Hospital	8,173	2.5%
Remaining Portfolio	251,371	76.0%
Total	$ **330,962**	**100.0%**

Quality Indicators[2]	
Health system affiliated properties as % of NOI	95.9%
Health system affiliated tenants as % of rental income	60.2%
Retention (trailing twelve months)	87.1%
In-house managed properties as % of square feet	99.0%
Average remaining lease term	7.2 yrs
Average building size (square feet)	65,837
Average age (years)	11

Expirations[2]	2015	2016	2017	2018	2019	Thereafter
Occupied square feet	380,558	872,751	1,099,414	943,532	1,081,494	10,336,231
% of occupied square feet	2.6%	5.9%	7.5%	6.4%	7.4%	70.2%

Notes:

(1) Includes consolidated rental properties, mortgages, equity investments and development properties.

(2) Results and forecast include month-to-month and holdover leases, consolidated rental properties and equity investments, and excludes properties sold or classified as held for sale. Per square foot amounts are annualized.

(3) Includes 186 same store properties representing 12,937,656 square feet.

(4) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes all assets held for sale.

(dollars in thousands at HCN pro rata ownership)

Development Projects Summary[1]

Facility	Unit Mix: Total	IL	AL	MC	LTPAC	Commitment Amount	Balance at 6/30/15	Estimated Conversion
Seniors Housing Triple-Net								
Derby, UK	74	-	37	37	-	$ 11,616	$ 10,213	3Q15
Stafford, UK	70	-	35	35	-	10,707	4,625	4Q15
Oklahoma City, OK	60	-	-	60	-	11,610	4,924	1Q16
Edmond, OK	142	45	74	23	-	24,500	5,186	2Q16
Carrollton, TX	104	20	60	24	-	18,900	3,904	3Q16
Bracknell, UK	64	-	40	24	-	15,828	6,812	3Q16
Tulsa, OK	145	48	74	23	-	25,800	2,684	4Q16
Raleigh, NC	225	165	27	18	15	79,050	21,649	1Q17
Livingston, NJ	120	-	88	32	-	48,868	13,178	1Q17
Sunninghill, UK	93	-	69	24	-	28,951	10,032	1Q17
Bristol, UK	75	35	40	-	-	16,285	2,282	1Q17
Subtotal	**1,172**	**313**	**544**	**300**	**15**	**$ 292,115**	**$ 85,489**	
Long-Term/Post-Acute Care								
Frederick, MD	130	-	-	-	130	$ 19,000	$ 16,990	4Q15
Piscataway, NJ	124	-	-	-	124	30,600	16,228	4Q16
Subtotal	**254**	**-**	**-**	**-**	**254**	**$ 49,600**	**$ 33,218**	
Seniors Housing Operating								
Camberley, UK	102	12	90	-	-	$ 21,830	$ 16,946	4Q15
Newbury, UK	66	-	66	-	-	13,905	8,774	1Q16
Solihull, UK	60	-	60	-	-	12,250	5,562	1Q16
Birmingham, UK	80	-	80	-	-	13,305	4,529	2Q16
Sutton, UK	83	-	83	-	-	17,283	6,648	3Q16
Bath, UK	60	-	60	-	-	12,545	5,105	3Q16
Adderbury, UK	64	-	64	-	-	12,431	2,960	4Q16
Sutton Coldfield, UK	80	-	80	-	-	19,141	6,194	1Q17
Leatherhead, UK	61	-	61	-	-	12,571	4,313	1Q17
Chertsey, UK	93	-	69	24	-	48,934	11,987	3Q17
Subtotal	**749**	**12**	**713**	**24**	**-**	**$ 184,196**	**$ 73,018**	

Outpatient Medical	Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 6/30/15	Estimated Conversion
Bel Air, MD	99,184	90%	Yes	$ 26,386	$ 9,144	1Q16
Richmond, TX	36,475	100%	Yes	11,670	3,477	1Q16
Stamford, CT	92,345	75%	Yes	41,735	2,290	3Q16
Brooklyn, NY	140,955	100%	Yes	103,624	9,714	1Q17
Subtotal	**368,959**	**91%**		**$ 183,415**	**$ 24,625**	
Total Development Projects				**$ 709,326**	**$ 216,350**	

Notes:
(1) Includes development projects (construction in progress, loans and in-substance real estate) and excludes expansion projects. Commitment amount represents current balances plus unfunded commitments to complete development.

(dollars in thousands at HCN pro rata ownership)

Development Funding Projections[1]

	Projects	Beds / Units / Square Feet	Projected Yields[1]	2015 Funding	Projected Future Funding: Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors housing triple-net	11	1172	7.3%	$ 61,035	$ 145,590	$ 206,625	$ 292,115
Long-term/post-acute care	2	254	9.4%	5,409	10,972	16,381	49,600
Seniors housing operating	10	749	9.1%	36,234	74,944	111,178	184,196
Outpatient medical	4	368,959	7.9%	66,970	91,821	158,791	183,415
Total	27		8.1%	$ 169,648	$ 323,327	$ 492,975	$ 709,326

Development Project Conversion Estimates[1]

Quarterly Conversions

	Amount	Projected Yields[2]
1Q15 actual	$ 16,592	7.5%
2Q15 actual	91,916	8.1%
3Q15 estimate	11,616	8.5%
4Q15 estimate	51,538	9.3%
1Q16 estimate	75,821	8.8%
2Q16 estimate	37,805	6.9%
3Q16 estimate	106,291	8.2%
4Q16 estimate	68,831	7.7%
1Q17 estimate	308,490	8.0%
3Q17 estimate	48,934	7.6%
	$ 817,834	8.1%

Annual Conversions

	Amount	Amount[2]
2015 estimate	$ 171,662	8.4%
2016 estimate	288,748	8.1%
2017 estimate	357,424	7.9%
	$ 817,834	8.1%

Unstabilized Properties[3]

	3/31/15 Properties	Stabilizations	Construction Conversions	Acquisitions/ Expansions/ Dispositions	6/30/15 Properties	Beds / Units
Seniors housing triple-net	51	(2)	4	2	55	4,938
Long-term/post-acute care	18	0	-	4	22	2,155
Seniors housing operating	11	-	1	0	12	1,054
Total	**80**	**(2)**	**5**	**6**	**89**	**8,147**

Occupancy

	3/31/15 Properties	Stabilizations	Construction Conversions	Acquisitions/ Expansions/ Dispositions	Progressions	6/30/15 Properties
0% - 50%	25	-	5	4	(12)	22
50% - 70%	19	0	0	0	6	25
70% +	36	(2)	0	2	6	42
Total	**80**	**(2)**	**5**	**6**	**0**	**89**

	6/30/15 Properties	Months In Operation	Revenues	% of Total Revenues[4]	Gross Investment Balance	% of Total Gross Investment
0% - 50%	22	3	$ 36,776	1.0%	$ 447,373	1.6%
50% - 70%	25	10	57,644	1.5%	554,770	1.9%
70% +	42	15	71,893	1.9%	787,914	2.7%
Total	**89**	**12**	**$ 166,313**	**4.3%**	**$ 1,790,057**	**6.2%**

Notes:

(1) Includes development projects (construction in progress, loans, and in-substance real estate) and excludes expansion projects.

(2) Actual yields may be higher if the USTN rate increases. OMs and SHOs represent stabilized yields.

(3) Includes entrance fee properties.

(4) Includes revenues annualized from amounts presented on page 21.

(dollars in thousands at HCN pro rata ownership)

Components of NAV

			Pro rata beds/units/square feet
Annualized NOI[1]			
Seniors housing operating[2]	$	717,100	36,046 units
Seniors housing triple-net		551,220	41,396 units
Long-term/post-acute care		426,228	34,661 beds
Hospitals		22,000	288 beds
Outpatient medical		307,688	14,558,212 square feet
Total in-place NOI	$	2,024,236	
Incremental stabilized NOI[3]		19,290	
Total stabilized NOI	$	2,043,526	
Obligations			
Lines of credit	$	350,000	
Senior unsecured notes[4]		8,109,462	
Secured debt[4]		3,202,798	
Capital lease obligations		75,240	
Total Debt	$	11,737,500	
Add (Subtract):			
Other liabilities (assets), net[5]		186,745	
Cash and cash equivalents		(217,942)	
Preferred stock		1,006,250	
Net Obligations	$	12,712,553	
Other Assets			
Land parcels	$	59,903	
Loans receivable[6]	$	956,695	
Other investments[7]	$	147,893	
Investments held for sale[8]	$	443,939	
Development properties:[9]			
Current balance	$	220,570	
Unfunded commitments		491,863	
Committed balances	$	712,433	
Projected yield		8.1%	
Projected NOI	$	57,707	
Diluted Shares Outstanding		351,574	

Notes:

(1) See page 21 for reconciliation.

(2) Includes $13,232,000 attributable to our proportional share of income from unconsolidated management company investments.

(3) Represents incremental NOI from seniors housing operating lease-up properties that have been open less than two years.

(4) Amounts represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet. Includes $727.5 million of foreign secured debt.

(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-cash items such as follows:

Unearned revenues	$	113,410
Below/(above) market lease intangibles, net		54,828
Deferred taxes, net		(5,131)
Derivative liabilities		16,465
Straight-line rent receivable		(336,853)
In place lease intangibles, net		(37,249)
Other non-cash liabilities / (assets), net		3,832
Total non-cash liabilities/(assets), net	$	(190,698)

(6) Includes non-real estate loans and excludes development loans and projected loan payoffs.

(7) Represents fair value estimate of unconsolidated equity investments including Genesis Healthcare stock and a management company investment not reflected in NOI.

(8) Represents expected proceeds from assets held for sale.

(9) See pages 12-13. Above also includes expansion projects.

(dollars in thousands at HCN pro rata ownership)

Net Operating Income(1)

		2Q14	3Q14	4Q14	1Q15	2Q15
Revenues:						
Seniors housing triple-net						
Rental income	$	126,394 $	131,376 $	136,357 $	137,807 $	145,482
Interest income		4,091	4,333	6,263	8,059	8,483
Other income		306	96	52	694	291
Total revenues		130,791	135,805	142,672	146,560	154,256
Long-term/post-acute care						
Rental income		110,154	111,576	115,506	120,001	122,894
Interest income		3,508	2,924	2,616	6,639	9,707
Other income		13	878	1,466	3,118	679
Total revenues		113,675	115,378	119,588	129,758	133,280
Hospitals						
Rental income		10,497	6,410	2,788	5,203	10,208
Interest income		381	263	157	-	-
Other income		6	6	6	71	-
Total revenues		10,884	6,679	2,951	5,274	10,208
Seniors housing operating						
Resident fees and service		476,302	490,912	496,417	503,278	539,700
Interest income		11	1,054	1,054	1,031	1,042
Other income		1,260	319	1,532	1,014	3,200
Total revenues		477,573	492,285	499,003	505,323	543,942
Outpatient medical						
Rental income		98,869	102,477	108,984	112,648	113,864
Interest income		942	770	707	1,265	1,345
Other income		362	206	160	160	195
Total revenues		100,173	103,453	109,851	114,073	115,404
Life sciences						
Rental income		10,763	9,862	9,615	10,029	9,287
Non-segment/corporate						
Other income		76	106	479	22	39
Total						
Rental income		356,677	361,701	373,250	385,688	401,735
Resident fees and service		476,302	490,912	496,417	503,278	539,700
Interest income		8,933	9,344	10,797	16,994	20,577
Other income		2,023	1,611	3,695	5,079	4,404
Total revenues		**843,935**	**863,568**	**884,159**	**911,039**	**966,416**
Property operating expenses:						
Long-term/post-acute care(2)		120	3	-	-	-
Hospitals		327	38	-	-	-
Seniors housing operating		315,092	325,093	332,397	344,070	362,032
Outpatient medical		32,816	33,768	34,925	36,885	36,647
Life science		3,752	3,859	3,748	4,182	3,662
Total property operating expenses		**352,107**	**362,761**	**371,070**	**385,137**	**402,341**
Net operating income:						
Seniors housing triple-net		130,791	135,805	142,672	146,560	154,256
Long-term/post-acute care		113,555	115,375	119,588	129,758	133,280
Hospitals		10,557	6,641	2,951	5,274	10,208
Seniors housing operating		162,481	167,192	166,606	161,253	181,910
Outpatient medical		67,357	69,685	74,926	77,188	78,757
Life science		7,011	6,003	5,867	5,847	5,625
Non-segment/corporate		76	106	479	22	39
Net operating income	$	**491,828 $**	**500,807 $**	**513,089 $**	**525,902 $**	**564,075**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 20. Includes amounts from investments sold or held for sale. See pages 10-11 for more information. During the quarter ended December 31, 2014, certain properties were reclassified from Hospitals to the newly named Long-Term/Post-Acute Care category which was previously called Skilled Nursing/Post-Acute. Accordingly, all periods have been restated to reflect the current classifications.

(2) Certain of the reclassified properties referenced in Note 1 had incurred property operating expenses in prior periods but all such properties have been sold as of December 31, 2014 and no such costs are expected to be incurred going forward.

(dollars in thousands)

Leverage and EBITDA Reconciliations[1]

	Twelve Months Ended June 30, 2015		Three Months Ended June 30, 2015	
Net income	$	899,126	$	330,459
Interest expense[2]		479,083		118,861
Income tax expense (benefit)		2,016		7,417
Depreciation and amortization		793,994		208,802
Stock-based compensation		30,416		11,124
Loss (gain) on extinguishment of debt		43,464		18,887
EBITDA	**$**	**2,248,099**	**$**	**695,550**
Transaction costs		122,590		12,491
Loss/impairment (gain) on sales of properties, net		(385,179)		(190,111)
Loss / (gain) on derivatives		(60,273)		-
Other expenses[3]		15,250		4,988
Additional other income[4]		(2,144)		-
Timing adjustments and sales/held for sale[5]		1,368		(3,656)
Adjustments		**(308,388)**		**(176,288)**
Adjusted EBITDA	**$**	**1,939,711**	**$**	**519,262**
Interest Coverage Ratios				
Interest expense[2]	$	479,083	$	118,861
Capitalized interest		8,292		2,060
Non-cash interest expense		3,636		4,202
Total interest	**$**	**491,011**	**$**	**125,123**
EBITDA	$	2,248,099	$	695,550
Interest coverage ratio[6]		**4.58x**		**5.56x**
Adjusted EBITDA	$	**1,939,711**	$	**519,262**
Adjusted Interest coverage ratio		**3.95x**		**4.15x**
Fixed Charge Coverage Ratios				
Total interest[2]	$	491,011	$	125,123
Secured debt principal amortization		63,988		17,336
Preferred dividends		65,408		16,352
Total fixed charges	**$**	**620,407**	**$**	**158,811**
EBITDA	$	2,248,099	$	695,550
Fixed charge coverage ratio[7]		**3.62x**		**4.38x**
Adjusted EBITDA	$	**1,939,711**	$	**519,262**
Adjusted Fixed charge coverage ratio		**3.13x**		**3.27x**
Net Debt to EBITDA Ratios				
Total debt			$	11,552,367
Less: cash and cash equivalents[8]				(217,942)
Net debt			**$**	**11,334,425**
EBITDA Annualized				2,782,200
Net debt to EBITDA ratio				**4.07x**
Adjusted EBITDA Annualized			$	2,077,048
Net debt to Adjusted EBITDA ratio				**5.46x**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 20.

(2) Interest expense includes properties sold or classified as held for sale.

(3) Costs incurred during the current quarter related to the termination of our investment in a strategic medical office partnership and cash-based costs associated with the retirement of an executive officer. Twelve months ended also includes elimination of deferred tax liabilities in the UK and expiration of statute of limitations for unrecognized tax benefits in the US.

(4) Early termination fee on loan payoff.

(5) Represents timing adjustments for acquisitions, dispositions, construction conversions and segment transitions for the relevant periods. See page 21.

(6) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times for the twelve months ended.

(7) A comparable covenant in our primary unsecured credit facility is a minimum of 1.50 times for the twelve months ended.

(8) Includes IRC section 1031 deposits, if any.

(amounts in thousands except per share data)

Leverage and Current Capitalization

		Consolidated	% of Total	Net debt %[7]
Book Capitalization				
Lines of credit	$	350,000	1.3%	
Long-term debt obligations[1]		11,202,367	42.1%	
Debt to consolidated book capitalization[2]		**11,552,367**	**43.4%**	**43.0%**
Total equity		15,045,279	56.6%	
Consolidated book capitalization	**$**	**26,597,646**	**100.0%**	
Joint venture debt, net[3]		168,928		
Total book capitalization	**$**	**26,766,574**		
Undepreciated Book Capitalization				
Lines of credit	$	350,000	1.2%	
Long-term debt obligations[1]		11,202,367	37.4%	
Debt to consolidated undepreciated book capitalization		**11,552,367**	**38.6%**	**38.1%**
Accumulated depreciation and amortization		3,363,834	11.2%	
Total equity		15,045,279	50.2%	
Consolidated undepreciated book capitalization	**$**	**29,961,480**	**100.0%**	
Joint venture debt, net[3]		168,928		
Total undepreciated book capitalization	**$**	**30,130,408**		
Enterprise Value				
Lines of credit	$	350,000	1.0%	
Long-term debt obligations[1]		11,202,367	31.0%	
Debt to consolidated enterprise value		**11,552,367**	**32.0%**	**31.5%**
Common shares outstanding		351,574		
Period end share price		$65.63		
Common equity market capitalization		**23,073,782**	**63.8%**	
Noncontrolling interests		517,506	1.4%	
Preferred stock		1,006,250	2.8%	
Consolidated enterprise value	**$**	**36,149,905**	**100.0%**	
Joint venture debt, net[3]		168,928		
Total enterprise value	**$**	**36,318,833**		
Secured Debt as % of Total Assets[4]				
Secured debt[1]	**$**	**3,066,633**	**11.2%**	
Total assets	$	27,407,482		
Total Debt as % of Total Assets[5]				
Total debt[1]	**$**	**11,552,367**	**42.2%**	
Total assets	$	27,407,482		
Unsecured Debt as % of Unencumbered Assets[6]				
Unsecured debt[1]	**$**	**8,410,493**	**36.9%**	
Unencumbered assets	$	22,789,300		

Notes:

(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.

(2) A comparable covenant in our primary unsecured credit facility is a maximum of 60%.

(3) Net of HCN's share of unconsolidated debt and minority partners' share of HCN consolidated debt. See page 18.

(4) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our primary unsecured credit facility is a maximum of 30%.

(5) A comparable covenant in our senior unsecured notes is a maximum of 60%.

(6) A comparable covenant in our primary unsecured credit facility is a maximum of 60%. A comparable covenant in our senior unsecured notes is a maximum of 66.7%.

(7) Represents relevant stats presented on a net debt basis which represents consolidated debt minus cash and cash equivalents of $217,942,000 (inclusive of IRC section 1031 deposits, if any).

(dollars in thousands at HCN pro rata ownership)

Revenue and Lease Maturity[1]

Year	Rental Income: Seniors Housing Triple-net	Rental Income: Long-Term / Post-Acute Care	Rental Income: Hospitals	Rental Income: Outpatient Medical	Interest Income	Seniors Housing Operating	Total Revenues	% of Total
2015	$ -	$ -	$ -	$ 8,459	$ 1,178	$ -	$ 9,637	0.3%
2016	-	-	-	18,292	8,901	-	27,193	0.7%
2017	12,846	2,061	-	24,134	31,248	-	70,289	1.9%
2018	37,421	-	-	22,806	9,972	-	70,199	1.9%
2019	-	2,973	-	26,917	8,947	-	38,837	1.0%
2020	14,900	-	-	24,916	8	-	39,824	1.1%
2021	11,298	27,342	-	26,728	781	-	66,149	1.8%
2022	3,426	33,324	-	41,794	179	-	78,723	2.1%
2023	10,119	9,509	-	23,896	10,249	-	53,773	1.4%
2024	37,972	7,812	-	36,691	271	-	82,746	2.2%
2025	33,396	4,737	-	13,269	5,997	-	57,399	1.5%
Thereafter	435,344	406,665	30,168	63,060	5,511	2,193,884	3,134,632	84.1%
	$ 596,722	$ 494,423	$ 30,168	$ 330,962	$ 83,242	$ 2,193,884	$ 3,729,401	100.0%
Weighted Avg Maturity Years[2]	12	14	24	7	4	n/a	11	

Debt Maturities and Principal Payments[3]

Year	Lines of Credit[4]	Senior Notes[5,6]	Pro Rata Secured Debt	Combined Debt[7]	% of Total	Wtd. Avg. Interest Rate
2015	$ -	$ 56,975	$ 216,206	$ 273,181	2.3%	4.1%
2016	-	400,000	474,663	874,663	7.5%	4.6%
2017	-	450,000	382,970	832,970	7.1%	4.7%
2018	-	450,000	496,506	946,506	8.1%	3.8%
2019	350,000	1,300,417	366,964	2,017,381	17.3%	2.9%
2020	-	450,000	141,666	591,666	5.1%	5.8%
2021	-	450,000	240,171	690,171	5.9%	5.1%
2022	-	600,000	193,620	793,620	6.8%	5.0%
2023	-	500,000	93,070	593,070	5.1%	4.1%
2024	-	400,000	85,214	485,214	4.2%	4.2%
2025	-	750,000	352,593	1,102,593	9.5%	3.7%
Thereafter	-	2,302,070	159,156	2,461,226	21.1%	4.8%
Totals	$ 350,000	$ 8,109,462	$ 3,202,799	$ 11,662,261	100%	
Weighted Avg Interest Rate[8]	1.1%	4.3%	4.7%	4.3%		
Weighted Avg Maturity Years	4.3	9.3	6.7	8.1		
% Floating Rate Debt	100.0%	8.6%	13.2%	12.6%		

Notes:

(1) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable. Seniors Housing Operating revenue represents current quarter resident fee and service income annualized and adjusted for timing adjustments for current quarter acquisitions.

(2) Weighted average revenue maturity of 11 years includes rental/interest income and excludes seniors housing operating revenues which have no fixed maturities.

(3) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(4) The primary unsecured credit facility has capacity of $2.5 billion with remaining availability of $2.1 billion. As of June 30, 2015, letters of credit in the aggregate amount of $62 million have been issued which reduces the available borrowing capacity. The primary unsecured credit facility matures on October 31, 2018 (with an option to extend for an additional year at our discretion).

(5) 2019 amounts include a $500 million term loan and a $250 million Canadian denominated unsecured term loan (approximately $200 million USD at June 30, 2015). The loans mature on October 31, 2018 and include an option to extend for an additional year at our discretion. The interest rates on the loans are LIBOR + 97.5 bps for USD and CDOR + 97.5 bps for CAD.

(6) Thereafter includes £550 million of 4.8% senior unsecured notes (approximately $865 million USD at June 30, 2015). The notes mature on November 20, 2028. Also included is £500 million of 4.5% senior unsecured notes (approximately $787 million USD at June 30, 2015). The notes mature on December 1, 2034.

(7) Excludes capital lease obligations of $75 million, of which $1 million mature in October 2018, $1 million mature in August 2019, $71 million mature in April 2023 and $2 million have various maturities.

(8) The interest rate on the primary unsecured credit facility is 1-month LIBOR + 92.5 bps. Senior notes and secured debt average interest rate represents the face value note rate.

Age: Current year, less the year built, adjusted for major renovations.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A leased property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals generally include only acute care hospitals, which provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories.

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies. Our investment in the Life Science portfolio was sold in the second quarter of 2015.

Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.

MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city's center. MSAs are designated for Top 99 US, Top 25 UK and Top 10 Canada.

Occupancy: Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.

Quality Mix: Non-Medicaid revenue as a percentage of total revenue at a facility.

Renewal Rate: The ratio of total renewed square feet to total square feet expiring and available for lease.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. A triple-net entrance fee property is considered stable upon achieving 80% occupancy. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale, assets transitioned less than 12 months prior to current quarter end as well as assets disposed of during the current quarter.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI and SSCNOI to be useful supplemental measures of its operating performance.

NOI is used to evaluate the operating performance of the company's properties. The company defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and medical facility properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. In-Place NOI represents NOI excluding interest income, other income and non-cash NOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSCNOI is used to evaluate the cash-based operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Any properties acquired, developed, transitioned, sold or classified as held for sale during that period are excluded from the same store amounts. The company believes NOI, In-Place NOI and SSCNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI, In-Place NOI and SSCNOI to make decisions about resource allocations and to assess the property level performance of our properties.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing properties. It is calculated as total revenues divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. The company uses REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company's seniors housing portfolio.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. Covenants in our primary unsecured credit facility and senior unsecured notes contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined EBITDA to include adjustments for stock-based compensation expense, provision for loan losses and gains/losses on extinguishment of debt. Adjusted EBITDA represents EBITDA (as defined) adjusted for transactions costs, gains/losses/impairments on properties, gains/losses on derivatives and timing adjustments for intraquarter investment activity.

We believe that EBITDA and Adjusted EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize EBITDA and Adjusted EBITDA to measure our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends.

The company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. EBITDA (as defined) is also used to determine our compliance with financial covenants in our primary unsecured credit facility and senior unsecured notes and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.

Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

(dollars in thousands, except REVPOR)

Non-GAAP Reconciliations

NOI Reconciliation:		2Q14	3Q14	4Q14	1Q15	2Q15
Net operating income[1]	$	491,828 $	500,807 $	513,089 $	525,902 $	564,075
Reconciling items:						
Interest expense[2]		(121,099)	(118,435)	(120,707)	(121,080)	(118,861)
Depreciation and amortization		(214,449)	(200,970)	(195,393)	(188,829)	(208,802)
General and administrative expenses		(51,660)	(30,803)	(27,616)	(34,755)	(38,474)
Transaction costs		(7,040)	(13,554)	(47,991)	(48,937)	(12,491)
Gain (loss) on derivatives, net		(351)	(49)	1,895	58,427	-
Gain (loss) on extinguishment of debt, net		(531)	(2,692)	(6,484)	(15,401)	(18,887)
Other expenses		-	(10,262)	-	-	(10,583)
Income tax benefit (expense)		(1,569)	10,198	(5,101)	304	(7,417)
Non-operating expenses from unconsolidated entities & noncontrolling interests		(20,354)	(11,073)	(16,057)	(20,834)	(8,212)
Gain (loss) on sales of properties, net		13,079	29,604	110,839	56,845	190,111
Impairment of assets		-	-	-	(2,220)	-
Preferred dividends		(16,352)	(16,352)	(16,352)	(16,352)	(16,352)
Loss (income) attributable to noncontrolling interests		327	(164)	(1,486)	(2,271)	(1,534)
		(419,999)	(364,552)	(324,453)	(335,103)	(251,502)
Net income (loss) attributable to common stockholders	$	71,829 $	136,255 $	188,636 $	190,799 $	312,573

In-Place NOI Reconciliation

	Seniors Housing Triple-net	Long-Term /Post-Acute Care	Hospitals	Seniors Housing Operating	Outpatient Medical	Life Science	Corporate / Other	Total
Revenues	$ 154,256 $	133,280 $	10,208 $	543,942 $	115,404 $	9,287 $	39 $	966,416
Property operating expenses	-	-	-	362,032	36,647	3,662	-	402,341
Net operating income[1]	$ 154,256 $	133,280 $	10,208 $	181,910 $	78,757 $	5,625 $	39 $	564,075
Adjust:								
Interest income	(8,483)	(9,707)	-	(1,042)	(1,345)	-	-	(20,577)
Other income	(291)	(679)	-	(3,200)	(195)	-	(39)	(4,404)
Sold / held for sale	(599)	(358)	(2,790)	-	(2,206)	(5,605)	-	(11,558)
Non-cash NOI	(8,781)	(17,133)	(1,918)	263	(1,789)	(20)	-	(29,378)
Timing adjustments[3]	1,703	1,154	-	1,344	3,700	-	-	7,901
In-Place NOI at HCN pro rata ownership	$ 137,805 $	106,557 $	5,500 $	179,275 $	76,922 $	- $	- $	506,059
Annualized In-Place NOI at HCN pro rata ownership	$ 551,220 $	426,228 $	22,000 $	717,100 $	307,688 $	- $	- $	2,024,236

Notes:

(1) See page 15.

(2) Includes amounts related to properties sold or classified as held for sale.

(3) Represents timing adjustments for current quarter acquisitions, construction conversions and segment transitions.

(dollars in thousands, except REVPOR)

SHO REVPOR Reconciliation:

	CA	UK	US	Total
Consolidated revenues	$ 539,805	$ 539,805	$ 539,805	$ 539,805
Unconsolidated revenues attributable to HCN[1]	39,664	39,664	39,664	39,664
Less revenues attributable to noncontrolling interests[2]	(35,527)	(35,527)	(35,527)	(35,527)
Total revenues at HCN pro rata ownership	$ 543,942	$ 543,942	$ 543,942	$ 543,942
Less revenues not included in REVPOR calculation	(4,175)	(4,175)	(4,175)	(4,175)
Adjustment for standardized currency rate[3]	(1,337)	511	-	(826)
Less revenues not derived in country	(459,794)	(466,759)	(152,982)	-
Total local revenues	$ 78,636	$ 73,519	$ 386,785	$ 538,941
Average occupied units/month	9,336	2,666	19,211	31,213
REVPOR/month in USD	$ 2,815	$ 9,216	$ 6,729	$ 5,771
REVPOR/month in local currency[3]	$ 3,521	£ 5,969		

REVPOR Growth Reconciliation

	3Q13	3Q14	4Q13	4Q14	1Q14	1Q15	2Q14	2Q15	Avg.
Total:									
Consolidated SHO revenues[4]	$ 466,296	$ 483,791	$ 452,030	$ 488,546	$ 456,319	$ 494,561	$ 468,914	$ 539,805	
Pro rata adjustments[5]	(8,598)	8,494	(3,517)	10,457	46	10,762	8,659	4,137	
SHO pro rata revenues[6]	457,698	492,285	448,513	499,003	456,365	505,323	477,573	543,942	
Adjustments[7]	(19,998)	(25,696)	(218)	(26,686)	(16,477)	(48,686)	(14,596)	(67,249)	
SHO SS revenues[8]	$ 437,700	$ 466,589	$ 448,295	$ 472,317	$ 439,888	$ 456,637	$ 462,977	$ 476,693	
Avg. occupied units/month[11]	25,693	26,187	25,980	26,423	26,133	26,336	27,214	27,144	
SHO SS REVPOR[12]	$ 5,632	$ 5,890	$ 5,705	$ 5,910	$ 5,689	$ 5,860	$ 5,687	$ 5,870	
SS REVPOR growth		4.6%		3.6%		3.0%		3.2%	3.6%
United States:									
SHO SS revenues[8]	$ 437,700	$ 466,589	$ 448,295	$ 472,317	$ 439,888	$ 456,637	$ 462,977	$ 476,693	
Less non-US SS revenues[9]	(128,560)	(137,533)	(131,937)	(139,190)	(116,953)	(119,567)	(118,403)	(118,934)	
US SHO revenues[10]	$ 309,140	$ 329,056	$ 316,358	$ 333,127	$ 322,935	$ 337,070	$ 344,574	$ 357,759	
Avg. occupied units/month[11]	16,395	16,665	16,563	16,820	16,732	16,857	17,793	17,782	
US SHO SS REVPOR[12]	$ 6,234	$ 6,528	$ 6,315	$ 6,548	$ 6,523	$ 6,758	$ 6,473	$ 6,725	
US SS REVPOR growth		4.7%		3.7%		3.6%		3.9%	4.0%
United Kingdom:									
SHO SS revenues[8]	$ 437,700	$ 466,589	$ 448,295	$ 472,317	$ 439,888	$ 456,637	$ 462,977	$ 476,693	
Less non-UK SS revenues[9]	(379,291)	(402,506)	(387,799)	(408,059)	(380,655)	(396,693)	(402,714)	(417,178)	
UK SHO revenues[10]	$ 58,409	$ 64,083	$ 60,496	$ 64,258	$ 59,233	$ 59,944	$ 60,263	$ 59,515	
Avg. occupied units/month[11]	1,949	2,034	1,980	2,042	2,024	2,002	2,026	1,968	
UK SHO SS REVPOR[12]	$ 9,908	$ 10,414	$ 10,103	$ 10,406	$ 9,891	$ 10,119	$ 9,941	$ 10,110	
UK SS REVPOR growth		5.1%		3.0%		2.3%		1.7%	3.0%
Canada:									
SHO SS revenues[8]	$ 437,700	$ 466,589	$ 448,295	$ 472,317	$ 439,888	$ 456,637	$ 462,977	$ 476,693	
Less non-CA SS revenues[9]	(367,549)	(393,139)	(376,854)	(397,385)	(382,168)	(397,014)	(404,837)	(417,274)	
CA SHO revenues[10]	$ 70,151	$ 73,450	$ 71,441	$ 74,932	$ 57,720	$ 59,623	$ 58,140	$ 59,419	
Avg. occupied units/month[11]	7,349	7,488	7,437	7,562	7,378	7,477	7,395	7,394	
CA SHO SS REVPOR[12]	$ 3,156	$ 3,243	$ 3,176	$ 3,276	$ 2,644	$ 2,695	$ 2,628	$ 2,686	
CA SS REVPOR growth		2.8%		3.1%		1.9%		2.2%	2.5%

Notes:

(1) Represents HCN's interest in joint venture properties where HCN is the minority partner.

(2) Represents minority partners' share in joint venture properties where HCN is the majority partner.

(3) Based on USD/CAD rate of 1.2506 and GBP/USD rate of 1.5439.

(4) Represents total consolidated revenues per U.S. GAAP which agree to or are derived from the relevant 10-Q/K.

(5) Represents amounts attributable to joint venture partners, both majority and minority.

(6) Represents total SHO revenues at HCN pro rata ownership.

(7) Represents revenues not derived from local country properties or from non-SS properties, as well as non-cash revenues and normalizing adjustments for local country properties.

(8) Represents SS SHO revenues at HCN pro rata ownership.

(9) Represents pro rata SS revenues derived outside the referenced country.

(10) Represents pro rata SS revenues derived solely from referenced country.

(11) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.

(12) Represents pro rata SS average revenues generated per occupied room per month related solely to the referenced country.

(dollars in thousands at HCN pro rata ownership)

Same Store Cash NOI Reconciliation

	2Q14	3Q14	4Q14	1Q15	2Q15
Seniors Housing Triple-net					
NOI	$ 130,791	$ 135,805	$ 142,672	$ 146,560	$ 154,256
Non-cash NOI on same store properties	(5,626)	(6,140)	(5,422)	(6,618)	(6,575)
NOI attributable to non-same store properties	(13,134)	(16,546)	(22,977)	(24,491)	(31,808)
SSCNOI	112,031	113,119	114,273	115,451	115,873
Long-Term/Post-Acute Care					
NOI	113,555	115,375	119,588	129,758	133,280
Non-cash NOI on same store properties	(13,767)	(14,112)	(14,325)	(15,682)	(16,297)
NOI attributable to non-same store properties	(11,272)	(12,692)	(16,442)	(25,127)	(25,698)
SSCNOI	88,516	88,571	88,821	88,949	91,285
Hospitals					
NOI	10,557	6,641	2,951	5,274	10,208
NOI attributable to non-same store properties	(10,557)	(6,641)	(2,951)	(5,274)	(10,208)
SSCNOI	-	-	-	-	-
Seniors Housing Operating					
NOI	162,481	167,192	166,606	161,253	181,910
Non-cash NOI on same store properties	264	247	246	245	247
NOI attributable to non-same store properties	(1,207)	(2,060)	(5,566)	(9,610)	(21,262)
NOI attributable to pre-HCN ownership(1)	321	314	112	-	-
Normalizing adjustments(2)	(6,030)	(5,452)	(3,690)	563	73
SSCNOI	155,829	160,241	157,708	152,451	160,968
Outpatient Medical					
NOI	67,357	69,685	74,926	77,188	78,757
Non-cash NOI on same store properties	(2,172)	(1,746)	(1,553)	(1,262)	(1,575)
NOI attributable to non-same store properties	(3,740)	(6,735)	(11,507)	(13,404)	(14,165)
SSCNOI	61,445	61,204	61,866	62,522	63,017
Life Science					
NOI	7,011	6,003	5,867	5,847	5,625
NOI attributable to non-same store properties	(7,011)	(6,003)	(5,867)	(5,847)	(5,625)
SSCNOI	-	-	-	-	-
Corporate					
NOI	76	106	479	22	39
NOI attributable to non-same store properties	(76)	(106)	(479)	(22)	(39)
SSCNOI	-	-	-	-	-
Total					
NOI	491,828	500,807	513,089	525,902	564,075
Non-cash NOI on same store properties	(21,301)	(21,751)	(21,054)	(23,317)	(24,200)
NOI attributable to non-same store properties	(46,997)	(50,783)	(65,789)	(83,775)	(108,805)
Same store cash NOI pre-HCN ownership	321	314	112	-	-
Normalizing Adjustments	(6,030)	(5,452)	(3,690)	563	73
SSCNOI	$ 417,821	$ 423,135	$ 422,668	$ 419,373	$ 431,143

Notes:

(1) Primarily includes the majority partner's share of NOI for certain Sunrise properties in which HCN previously had a minority interest but owned 100% in 4Q14.

(2) Primarily includes adjustments to normalize management fees at the contractual rate, adjustments to translate Canadian properties at a USD/CAD rate of 1.2506, and adjustments to translate UK properties at a GBP/USD rate of 1.5439.

(dollars in thousands, except REVPOR)

SSCNOI Growth Reconciliation

Total:	3Q13	3Q14	4Q13	4Q14	1Q14	1Q15	2Q14	2Q15	Avg.
SHO pro rata NOI[1]	$ 152,733	$ 167,192	$ 146,699	$ 166,606	$ 148,311	$ 161,253	$ 162,481	$ 181,910	
Adjustments[2]	(3,784)	(6,942)	1,950	(9,460)	(6,379)	(15,051)	(6,652)	(20,942)	
SHO pro rata SSCNOI[3]	$ 148,949	$ 160,250	$ 148,649	$ 157,146	$ 141,932	$ 146,202	$ 155,829	$ 160,968	
SHO SSCNOI growth		7.6%		5.7%		3.0%		3.3%	4.9%
United States:									
SHO pro rata SSCNOI[3]	$ 148,949	$ 160,250	$ 148,649	$ 157,146	$ 141,932	$ 146,202	$ 155,829	$ 160,968	
Less non-US SSCNOI[4]	(50,798)	(54,410)	(49,283)	(53,777)	(45,398)	(44,684)	(45,259)	(44,636)	
US SHO SSCNOI[5]	$ 98,151	$ 105,840	$ 99,366	$ 103,369	$ 96,534	$ 101,518	$ 110,570	$ 116,332	
US SHO SSCNOI growth		7.8%		4.0%		5.2%		5.2%	5.6%
United Kingdom:									
SHO pro rata SSCNOI[3]	$ 148,949	$ 160,250	$ 148,649	$ 157,146	$ 141,932	$ 146,202	$ 155,829	$ 160,968	
Less non-UK SSCNOI[4]	(126,181)	(134,922)	(126,280)	(131,626)	(118,761)	(123,887)	(133,062)	(139,495)	
UK SHO SSCNOI[5]	$ 22,768	$ 25,328	$ 22,369	$ 25,520	$ 23,171	$ 22,315	$ 22,767	$ 21,473	
UK SHO SSCNOI growth		11.2%		14.1%		-3.7%		-5.7%	4.0%
Canada:									
SHO pro rata SSCNOI[3]	$ 148,949	$ 160,250	$ 148,649	$ 157,146	$ 141,932	$ 146,202	$ 155,829	$ 160,968	
Less non-CA SSCNOI[4]	(120,919)	(131,168)	(121,735)	(128,889)	(119,705)	(123,833)	(133,337)	(137,805)	
CA SHO SSCNOI[5]	$ 28,030	$ 29,082	$ 26,914	$ 28,257	$ 22,227	$ 22,369	$ 22,492	$ 23,163	
CA SHO SSCNOI growth		3.8%		5.0%		0.6%		3.0%	3.1%

SHO SSCNOI/Unit Reconciliation:

Total	3Q14	4Q14	1Q15	2Q15	TTM
SHO pro rata NOI[1]	$ 167,192	$ 166,606	$ 161,253	$ 181,910	$ 676,961
Adjustments[6]	(6,951)	(8,898)	(8,802)	(20,942)	(45,593)
Total SSCNOI	$ 160,241	$ 157,708	$ 152,451	$ 160,968	$ 631,368
Average units in service[7]					30,318
SSCNOI per unit in USD					$ 20,825
United States	**3Q14**	**4Q14**	**1Q15**	**2Q15**	**TTM**
Total SHO SSCNOI	$ 160,241	$ 157,708	$ 152,451	$ 160,968	$ 631,368
Adjustments[6]	(47,692)	(46,997)	(44,706)	(44,636)	(184,031)
Total local SSCNOI	$ 112,549	$ 110,711	$ 107,745	$ 116,332	$ 447,337
Average units in service[7]					19,806
SSCNOI per unit in USD					$ 22,586
United Kingdom	**3Q14**	**4Q14**	**1Q15**	**2Q15**	**TTM**
Total SHO SSCNOI	$ 160,241	$ 157,708	$ 152,451	$ 160,968	$ 631,368
Adjustments[6]	(136,024)	(133,328)	(130,352)	(139,495)	(539,199)
Total local SSCNOI	$ 24,217	$ 24,380	$ 22,099	$ 21,473	$ 92,169
Average units in service[7]					2,270
SSCNOI per unit in USD					$ 40,603
SSCNOI per unit in GBP[8]					£ 26,299
Canada	**3Q14**	**4Q14**	**1Q15**	**2Q15**	**TTM**
Total SHO SSCNOI	$ 160,241	$ 157,708	$ 152,451	$ 160,968	$ 631,368
Adjustments[6]	(136,766)	(135,091)	(129,844)	(137,805)	(539,506)
Total local SSCNOI	$ 23,475	$ 22,617	$ 22,607	$ 23,163	$ 91,862
Average units in service[7]					8,243
SSCNOI per unit in USD					$ 11,145
SSCNOI per unit in CAD[8]					$ 13,938

Notes:

(1) Represents total SHO NOI at HCN pro rata ownership. See pages 15 and 21.

(2) Represents NOI not derived from non-SS properties, as well as non-cash NOI and normalizing adjustments for SS properties. See page 23 for descriptions of non-SSCNOI items.

(3) Represents SHO SSCNOI at HCN pro rata ownership.

(4) Represents pro rata SSCNOI derived outside the referenced country.

(5) Represents pro rata SSCNOI derived solely from referenced country.

(6) Represents NOI not derived from local country properties or from non-SS properties, as well as non-cash NOI and normalizing adjustments for local country properties. See page 23 for descriptions of non-SSCNOI items.

(7) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.

(8) Based on GBP/USD rate of 1.5439 and USD/CAD rate of 1.2506.

Forward-Looking Statements and Risk Factors

This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company's opportunities to acquire, develop or sell properties; the company's ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company's operators/tenants and properties; the company's expected occupancy rates; the company's ability to declare and to make distributions to shareholders; the company's investment and financing opportunities and plans; the company's continued qualification as a real estate investment trust ("REIT"); the company's ability to access capital markets or other sources of funds; and the company's ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company's actual results to differ materially from the company's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company's properties; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company's properties; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; the company's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company's reports filed from time to time with the Securities and Exchange Commission. Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated August 4, 2015 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov.

HEALTHCARE REIT™

4500 Dorr Street
Toledo, Ohio 43615-4040
www.hcreit.com